Exhibit 5.1

STOLL KEENON OGDEN PLLC
300 West Vine Street, Suite 2100
Lexington, Kentucky 40507
(859) 231-3000

October 8, 2009

Board of Directors of
Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky  40602

RE:	Farmers Capital Bank Corporation
Registration Statement

Ladies and Gentlemen:

We are acting as counsel to Farmers Capital Bank Corporation, a Kentucky corporation (“Farmers Capital”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Farmers Capital with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this opinion.  The Registration Statement registers $35,000,000 aggregate amount of (and when combined with the registration statement on Form S-3 (Reg. No. 333-157143) previously declared effective of which the Registration Statement also serves as a post-effective amendment, Farmers Capital has registered $70,000,000 aggregate amount of):

(i)	common stock, par value $0.125 per share, of Farmers Capital (“Common Stock”);
(ii)	preferred stock, no par value, of Farmers Capital (“Preferred Stock”) in one or more series;
(iii)	depositary shares representing fractional interests in serial Preferred Stock (the “Depositary Shares”);
(iv)	warrants to purchase Common Stock or Preferred Stock (“Warrants”); and
(v)	units (“Units”) representing two or more of the class of securities issued by the Registration Statement.

The Common Stock, Preferred Stock, Depositary Shares, Warrants and Units are collectively referred to as the “Securities.”

In our capacity as counsel to Farmers Capital, we have familiarized ourselves with the corporate affairs of Farmers Capital and are familiar with the actions taken by Farmers Capital in connection with the aforementioned Registration Statement.  We have examined the original or certified copies of all such records of Farmers Capital and all such agreements, certificates of public officials, certificates of officers or representatives of Farmers Capital and others and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed.  In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies.  As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of Farmers Capital and others.

Board of Directors
Farmers Capital Bank Corporation
October 8, 2009

We do not express any opinion herein as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Kentucky and the federal laws of the United States of America.

In rendering the opinions below, we have assumed that (i) the Securities to be offered by Farmers Capital will have been specifically authorized for issuance by the Farmers Capital board of directors; (ii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iii) the Commission will have entered an appropriate order declaring effective the Registration Statement; (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (v) all Securities will be issued and sold in compliance with (X) applicable federal and state securities laws, (Y) solely in the manner stated in the Registration Statement and the applicable prospectus supplement and (Z) on the terms approved by the Farmers Capital board; (vi) a definitive purchase, underwriting, guarantee, warrant, deposit or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by Farmers Capital and the other parties thereto and will be enforceable under and in accordance with applicable law; and (vii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Farmers Capital, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Farmers Capital.

With respect to the issuance and sale of any Common Stock or Preferred Stock, we have assumed that, when, if and at the time of issuance, a sufficient number of shares of Common Stock and/or serial Preferred Stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of such capital stock is cash in an amount that is not less than the par value of the capital stock to be sold and an amount determined by the board to be adequate.

With respect to the issuance and sale of any Preferred Stock, we have further assumed that, when, if and prior to the time of issuance, (a) Farmers Capital board of directors will have authorized and adopted amended articles of incorporation specifying the terms of such Preferred Stock and (b) Farmers Capital will have filed such amended articles of incorporation in the appropriate Kentucky government offices.

Based upon the foregoing, it is our opinion that:

1.           Farmers Capital is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky.

2.           With respect to any of the Common Stock and Preferred Stock, when any of the Common Stock or Preferred Stock have been issued in accordance with the terms authorized by the Farmers Capital board of directors against the consideration therefor, such Securities will be validly issued, fully paid and nonassessable.

3.           With respect to any of the Depositary Shares, when (i) the Farmers Capital board of directors has authorized and approved the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares, and the terms of the offering thereof and related matters; (ii) the related shares of serial Preferred Stock have been properly issued; (iii) the deposit agreement has been duly authorized and validly executed and delivered by the parties thereto; and (iv) such Depositary Shares have been duly executed, attested, and delivered in accordance with the provisions of the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, against receipt of the requisite consideration provided for therein, such Depositary Shares will be validly issued, fully paid and non-assessable.

Board of Directors
Farmers Capital Bank Corporation
October 8, 2009

4.           With respect to any of the Warrants, when (i) the Farmers Capital board of directors has authorized and approved the issuance and terms of such Warrants, the terms, execution and delivery of any warrant agreement relating to the Warrants, and the terms of the offering thereof and related matters; (ii) each warrant agreement has been duly authorized and validly executed and delivered by the parties thereto; and (iii) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of Farmers Capital in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, upon payment of the consideration therefore provided for therein, such Warrants will constitute valid and binding obligations of Farmers Capital.

5.           With respect to any of the Units, when (i) the terms of the Units and of their issuance and sale have been authorized and approved by the Farmers Capital board of directors, (ii) the related Securities have been issued, and (iii) such Units have been duly executed and delivered by duly authorized officers of Farmers Capital in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and issued and sold against payment of the consideration therefor, such Units will constitute valid and binding obligations of Farmers Capital.

This opinion letter is being delivered pursuant to the requirements of Rule 601(b)(5) of Regulation S-K under the Securities Act.  This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  We also hereby consent to the use of our name under “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Stoll Keenon Ogden PLLC
STOLL KEENON OGDEN PLLC